Exhibit 99.(h)(2)(c)

AMENDMENT TO

SUB-ADMINISTRATION AND SUB-FUND ACCOUNTING AGREEMENT

AMENDMENT made as of the 1st day of July, 2012, between Victory Capital Management Inc. (the “VCM”), and Citi Fund Services Ohio, Inc., formerly known as BISYS Fund Services Ohio, Inc. (“Citi”), to the Sub-Administration and Sub-Fund Accounting Agreement dated October 19, 2007, between VCM and Citi (as previously amended and in effect on the date hereof, the “Agreement”).  All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, VCM acts as administrator and fund accountant for The Victory Institutional Funds;

WHEREAS, Citi and VCM wish to enter into this Amendment to the Agreement to extend the term of the Agreement and to revise Schedule A and the Notice provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and Citi hereby agree as follows:

1.              Amendments.

(a)                                  The first sentence of Section 5(a) of the Agreement is deleted and replaced with the following:

“Unless otherwise terminated as provided herein, this Agreement shall continue in effect through June 30, 2015 (such period, a “Rollover Period”).”

(b)                   Section 18 is replaced with the following:

“18.     Notices.

Any notices provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the VCM, to it at Victory Capital Management Inc., 4900 Tiedemann Road, Brooklyn, OH 44144 Attn: President, with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104 Attn: Jay G. Baris, Esq.; and if to Citi, to it at 3435 Stelzer Road, Columbus, OH 43219 Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.”

(c)           Schedule D is replaced with the attached Schedule D.

2.              Representations and Warranties.

(a)           VCM represents (i) that it has full power and authority to enter into this Amendment, and (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Trust (the “Board”).

(b)           Citi represents that it has full power and authority to enter into and perform this Amendment.

3.              Miscellaneous.

(a)           This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)           Each reference to the Agreement in the Agreement (as it existed prior to this Amendment), shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)           Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)           This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Regina Hoover Mee

Name:	Regina Hoover Mee
Title:	Managing Director

CITI FUND SERVICES OHIO. INC.

By:	/s/ Bruce Treff

Name:	Bruce Treff
Title:	President

SCHEDULE D

TO THE SUB-ADMINISTRATION

AND SUB-FUND ACCOUNTING AGREEMENT

BETWEEN

VICTORY CAPITAL MANAGEMENT INC.

AND

CITI FUND SERVICES OHIO, INC.

FUNDS

Name of Portfolio

1.               Victory Institutional Diversified Stock Fund

As of July 1, 2012